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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


The Board of Directors

Emerald -- Delaware, Inc.:


     The audits referred to in our report dated February 15, 2000 except for note 14, which is as of April 3, 2000, included the related financial statement schedule as of December 27, 1997, December 26, 1998 and December 25, 1999, and for each of the years in the three year period ended December 25, 1999, included in the registration statement. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/  KPMG LLP


Seattle, Washington

April 6, 2000